Exhibit 10.4(D)

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BELLICUM PHARMACEUTICALS, INC.
RESTRICTED STOCK AWARD GRANT NOTICE
(2014 EQUITY INCENTIVE PLAN)
Bellicum Pharmaceuticals, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby awards to Participant, in consideration of Participant’s services to the Company, a restricted stock award covering the number of shares of the Company’s Common Stock set forth below. The restricted stock award is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Award Agreement, the Plan, the Assignment Separate from Certificate and the Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Award Agreement will have the same definitions as in the Plan or the Restricted Stock Award Agreement, as applicable. If there is any conflict between the terms herein and the Plan, the terms of the Plan will control.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Consideration:    Participant’s services

Vesting Schedule:	[_________________, subject to Participant’s Continuous Service as of each such date [and the potential acceleration provisions set forth in Section 6 of the Restricted Stock Award Agreement]]

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant acknowledges and agrees that this Restricted Stock Award Grant Notice and the Restricted Stock Award Agreement may not be modified, amended or revised except as provided therein or in the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this restricted stock award upon the terms and conditions set forth therein. By accepting this restricted stock award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

BELLICUM PHARMACEUTICALS, INC. By: Signature Title: Date:	PARTICIPANT: Signature Date:
ATTACHMENTS:

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Attachment I:	Restricted Stock Award Agreement

Attachment II:	2014 Equity Incentive Plan

Attachment III:	Assignment Separate from Certificate

Attachment IV:	Joint Escrow Instructions

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ATTACHMENT I
BELLICUM PHARMACEUTICALS, INC.

RESTRICTED STOCK AWARD AGREEMENT
(2014 EQUITY INCENTIVE PLAN)
Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (the “Agreement” and together with the Grant Notice, the “Award”) and its 2014 Equity Incentive Plan (the “Plan”), Bellicum Pharmaceuticals, Inc. (the “Company”) has awarded you, in exchange for your services to the Company, the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.
The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.    VESTING. Subject to the limitations contained herein, your Award will vest pursuant to the Vesting Schedule in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. “Vested Shares” will mean shares subject to your Award that have vested in accordance with the Vesting Schedule, and “Unvested Shares” will mean shares subject to your Award that have not vested in accordance with the Vesting Schedule.
2.    NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments.
3.    SECURITIES LAW COMPLIANCE. In no event may you be issued any shares of Common Stock under your Award unless the shares are either then registered under the Securities Act or, if not registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award and the issuance of shares of Common Stock under your Award also must comply with all other applicable laws and regulations, and you will not receive any shares of Common Stock under your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.
4.    REACQUISITION RIGHT.
a.    Reacquisition Right. In the event your Continuous Service terminates, the Company will automatically reacquire (the “Reacquisition Right”) on the date that is ninety (90) days after the termination of your Continuous Service (the “Reacquisition Date”) all Unvested Shares as of the date of your termination of Continuous Service without any payment

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to you (that is, for zero dollars ($0)) and without any required action or notice to you. You hereby agree to take whatever action the Company deems necessary to effectuate the Company’s reacquisition of the Unvested Shares. Following such reacquisition, the Company will become the legal and beneficial owner of the Unvested Shares being reacquired and all rights and interests in and related to such shares, and the Company will have the right to transfer to its own name the Unvested Shares being reacquired by the Company without further action by you. Notwithstanding anything to the contrary in this Section 4(a) or in this Agreement, the Company may elect to waive, in its sole discretion, its Reacquisition Right in whole or in part by providing written notice to you (with a copy to the Escrow Agent, as defined in Section 7), at any time prior to or on the Reacquisition Date, and the Escrow Agent may then release to you the number of shares of Common Stock not being reacquired by the Company.
b.    Capitalization Adjustments. In the event of a Capitalization Adjustment, then any and all new, substituted or additional securities or other property to which you are entitled by reason of your ownership of the Unvested Shares will be immediately subject to the Reacquisition Right with the same force and effect as the Unvested Shares subject to the Reacquisition Right immediately before such event, but only to the extent the Unvested Shares were at the time covered by the Reacquisition Right.
c.    Corporate Transactions. To the extent the Reacquisition Right remains in effect following a Corporate Transaction or Change in Control, unless otherwise provided by the Board pursuant to the terms of the Plan, it will apply to the new capital stock, cash or other property received in exchange for the Unvested Shares in consummation of the Corporate Transaction or Change in Control, as applicable, but only to the extent the Unvested Shares were at the time covered by such right.
d.    Termination of Reacquisition Right. The Company’s Reacquisition Right will terminate upon the earlier of (i) the Company’s reacquisition in full of the Unvested Shares (or waiver of the Reacquisition Right) and (ii) the expiration of the Company’s Reacquisition Right.
5.    TRANSFER RESTRICTIONS. In addition to any other limitation on transfer created by applicable securities laws, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Unvested Shares or any interest in the Unvested Shares while such shares are subject to the Company’s Reacquisition Right; provided, however, that an interest in the Unvested Shares may be transferred pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974. In the case of Vested Shares, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Vested Shares or any interest in the Vested Shares except in

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compliance with this Agreement (including without limitation Sections 6 and 7), the Company’s bylaws and applicable securities laws.
6.    CHANGE IN CONTROL.
a.    If a Change in Control occurs and immediately prior to or within twelve (12) months after, the effective time of such Change in Control your Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination with Good Reason, then, as of the date of termination of Continuous Service, the Unvested Shares will become vested in full and the Reacquisition Right will lapse in full.
b.    “Good Reason” means that one or more of the following are undertaken by the Company (or successor to the Company, if applicable) without your express written consent:
(i) a material reduction in your annual base salary; provided, however, that Good Reason will not be deemed to have occurred in the event of a reduction in your annual base salary that is pursuant to a salary reduction program affecting substantially all of the employees of the Company and that does not adversely affect you to a greater extent than other similarly situated employees; (ii) a material reduction in your authority, duties or responsibilities; (iii) any failure by the Company to continue in effect any material benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which you were participating immediately prior to the effective date of the Change in Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company that would adversely affect your participation in or reduce your benefits under the Benefit Plans or deprive you of any fringe benefit that you enjoyed immediately prior to the effective date of the Change in Control; provided, however, that Good Reason will not be deemed to have occurred if the Company provides for your participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of your principal place of employment with the Company (or successor to the Company, if applicable) to a place that increases your one-way commute by more than fifty (50) miles as compared to your then-current principal place of employment immediately prior to such relocation, except for required travel by you on the Company’s business to an extent substantially consistent with your business travel obligations prior to the effective date of the Change in Control; or (v) a material breach by the Company of any provision of the Plan or this Agreement or any other material agreement between you and the Company concerning the terms and conditions of your employment or service with the Company.
c.    If any payment or benefit you would receive from the Company or otherwise in connection with a Change in Control or other similar transaction (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result

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in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for you. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).
Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for you as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A of the Code shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A of the Code.

Unless you and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the change of control transaction triggering the Payment shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change of control transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a 280G Payment becomes reasonably likely to occur (if requested at that time by you or the Company) or such other time as requested by you or the Company.

If you receive a Payment for which the Reduced Amount was determined pursuant to clause (x) of the first paragraph of this Section 6(b) and the Internal Revenue Service determines

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thereafter that some portion of the Payment is subject to the Excise Tax, you shall promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of the first paragraph of this Section 6(b) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) in the first paragraph of this Section 6(b), you shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.]

7.    ESCROW OF COMMON STOCK. As security for your faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Unvested Shares upon exercise of the Company’s Reacquisition Right, you agree that the shares issued under your Award may be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as ATTACHMENT IV. You agree to execute and deliver to the individual designated as the escrow agent in the Joint Escrow Instructions or person’s designee (the “Escrow Agent”), (i) the Joint Escrow Instructions and (ii) two (2) Assignment Separate From Certificate forms duly endorsed (with date and number of shares blank) substantially in the form attached to the Grant Notice as ATTACHMENT III and deliver the same, along with the certificate or certificates evidencing the Unvested Shares, which will be held and used by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.
8.    RIGHTS AS STOCKHOLDER. Subject to the provisions of this Award, you will exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock deposited in escrow. You will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares (which will be subject to the same vesting and forfeiture restrictions as apply to the shares to which they relate) and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.
9.    RESTRICTIVE LEGENDS. All certificates representing the Common Stock issued under your Award will be endorsed with appropriate legends determined by the Company (in addition to any other legend that may be required by other agreements between you and the Company).
10.    AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

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11.    WITHHOLDING OBLIGATIONS.
a.    At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock withheld may not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
b.    Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares or release such shares from any escrow provided for in this Agreement.
12.    MARKET STAND-OFF AGREEMENT. By acquiring shares of Common Stock under your Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company request or as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar or successor regulatory rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. You also agree that any transferee of any shares of Common Stock (or other securities of the Company held by you will be bound by this Section. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions of this Section as though they were a party to this Agreement.

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13.    TAX CONSEQUENCES. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock issued to you pursuant to the Award as of the date any restrictions on such shares lapse (that is, as of the date on which part or all of such shares vest). In this context, “restriction” includes the right of the Company to reacquire the Common Stock pursuant to the Reacquisition Right set forth above. You understand that you may elect to be taxed at the time the Common Stock is issued to you pursuant to your Award, rather than when and as the Reacquisition Right expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days after the date your acquire shares of Common Stock pursuant to your Award. Even if the fair market value of the Common Stock at the time of grant of your Award equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. You understand that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for you. You further understand that you must file an additional copy of such 83(b) Election with your federal income tax return for the calendar year in which you make such 83(b) Election. You acknowledge that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to issuance of the Common Stock pursuant to your Award, and does not purport to be complete. You further acknowledge that the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death. You assume all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B) OF THE CODE. THE COMPANY AND ITS LEGAL COUNSEL CANNOT ASSUME RESPONSIBILITY FOR FAILURE TO FILE THE 83(B) ELECTION IN A TIMELY MANNER UNDER ANY CIRCUMSTANCES.
14.    NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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15.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.
16.    OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
17.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
18.    SEVERABILITY. If all or any part of this Award or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award or the Plan not declared to be unlawful or invalid. Any Section of this Award (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.    MISCELLANEOUS.
a.    The rights and obligations of the Company under your Award are transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.
b.    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

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c.    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

*    *    *
This Restricted Stock Award Agreement will be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Award Grant Notice to which it is attached.

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ATTACHMENT II
2014 EQUITY INCENTIVE PLAN

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ATTACHMENT III
ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Award Agreement dated ____________ (the “Award”), [Participant’s Name] hereby sells, assigns and transfers unto Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Company”) _______________ (_______________ shares of the Common Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No(s). _____ and does hereby irrevocably constitute and appoint the Company’s Secretary as attorney-in-fact to transfer the said Common Stock on the books of the Company with full power of substitution in the premises. This Assignment Separate From Certificate may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Company issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Company’s Reacquisition Right under the Award.
Dated:

(Signature)

(Print Name)
INSTRUCTIONS: Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.

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ATTACHMENT IV
JOINT ESCROW INSTRUCTIONS
Secretary
Bellicum Pharmaceuticals, Inc.
Life Sciences Plaza
2130 West Holcombe Boulevard, Suite 850
Houston, Texas 77030
Dear Sir or Madam:
As Escrow Agent for both Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the undersigned recipient (“Recipient”) of Common Stock of the Company (the “Common Stock”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Award Grant Notice (the “Grant Notice”), dated _______________, to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of the Restricted Stock Award Agreement (the “Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:
1.    In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its affiliate or assignee, as applicable, will give to Recipient and you a written notice specifying the number of shares of Common Stock that will be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
2.    At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Common Stock being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company.
3.    Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares of Common Stock as specified in the Grant Notice and the Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

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4.    This escrow will terminate and the shares of Common Stock held hereunder will be released in full upon the full vesting of the shares of Common Stock in accordance with the vesting schedule set forth in the Grant Notice or upon the earlier return of the shares of Common Stock to the Company pursuant to the Company’s Reacquisition Right (as defined in the Agreement) or other forfeiture condition under the Company’s 2014 Equity Incentive Plan.
5.    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you will deliver all of same to Recipient and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.
6.    Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7.    You will be obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney‑in‑fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.
8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9.    You will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice, the Agreement or any documents or papers deposited or called for hereunder.

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10.    You will not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
11.    Your responsibilities as Escrow Agent hereunder will terminate if you cease to be Secretary of the Company or if you resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company appoints another successor Escrow Agent and Recipient hereby confirms the appointment of such successor as Recipient’s attorney‑in‑fact and agent to the full extent of your appointment.
12.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.
13.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.
14.    Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, including delivery by express courier or five (5) days after deposit in the U.S. Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:
COMPANY:    Bellicum Pharmaceuticals, Inc.
Life Sciences Plaza
2130 West Holcombe Boulevard, Suite 850
Houston, Texas 77030
Attn: Chief Financial Officer
RECIPIENT:

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ESCROW AGENT:    Secretary
Bellicum Pharmaceuticals, Inc.
Life Sciences Plaza
2130 West Holcombe Boulevard, Suite 850
Houston, Texas 77030

By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice or the Agreement.

15.    You are entitled to employ such legal counsel, including without limitation Cooley LLP, and other experts as you may deem necessary to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.
16.    This instrument will be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice, the Agreement and these Joint Escrow Instructions in whole or in part.
17.    These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state.
Very truly yours,
BELLICUM PHARMACEUTICALS, INC.
By

Title

RESTRICTED STOCK FORM

RECIPIENT

(Signature)

(Print Name)
ESCROW AGENT:

(Signature)

(Print Name)